UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2017

Gevo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35073	87-0747704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Inverness Drive South, Building C, Suite 301 Englewood, CO 80112

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (303) 858-8358

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously announced, on April 19, 2017, Gevo, Inc. (the “Company”) entered into an Exchange and Purchase Agreement (the “Purchase Agreement”) with the holders (the “Holders”) of the Company’s 10.0% Convertible Senior Secured Notes due 2017 (the “2017 Notes”), which were issued under that certain Indenture dated as of June 6, 2014, by and among the Company, Wilmington Savings Fund Society, FSB, as trustee and as collateral trustee, and the Company and its subsidiaries, as supplemented (the “Existing Indenture”), and Whitebox Advisors LLC, in its capacity as representative of the Holders (“Whitebox”). Pursuant to the terms of the Purchase Agreement, the Holders, subject to certain conditions, including approval of the transaction by the Company’s stockholders (which was received on June 15, 2017), agreed to exchange all of the outstanding principal amount of the 2017 Notes for an equal principal amount of the Company’s newly created 12.0% Convertible Senior Secured Notes due 2020 (the “2020 Notes”), plus an amount in cash equal to the accrued and unpaid interest (other than interest paid in kind) on the 2017 Notes (the “Exchange”). Pursuant to the Purchase Agreement, the Company also granted the Holders an option (the “Purchase Option”) to purchase up to an additional aggregate principal amount of $5.0 million of 2020 Notes (the “Option Notes”), at a purchase price equal to the aggregate principal amount of such Option Notes purchased, having identical terms (other than with respect to the issue date and restrictions on transfer relating to compliance with applicable securities law) to the 2020 Notes issued, at any time on or within ninety (90) days of the closing of the Exchange. On June 20, 2017, the Company completed the Exchange, terminated the Existing Indenture and cancelled the 2017 Notes, In addition, the Company entered into an Indenture by and among the Company, the guarantors named therein (the “Guarantors”) and Wilmington Savings Fund Society, FSB, as trustee and as collateral trustee (the “Indenture”), pursuant to which the Company issued the 2020 Notes.

The 2020 Notes will mature on March 15, 2020. The 2020 Notes bear interest at a rate equal to 12% per annum (with 2% payable as PIK Interest (as defined and described below)), payable on March 31, June 30, September 30, and December 31 of each year. Under certain circumstances, the Company will have the option to pay a portion of the interest due on the 2020 Notes by either (a) increasing the principal amount of the 2020 Notes by the amount of interest then due or (b) issuing additional 2020 Notes with a principal amount equal to the amount of interest then due (interest paid in the manner set forth in (a) or (b) being referred to as “PIK Interest”). In the event the Company pays any portion of the interest due on the 2020 Notes as PIK Interest, the maximum aggregate principal amount of 2020 Notes that could be convertible into shares of the Company’s common stock will be increased. Additional shares of the Company’s common stock may also become issuable pursuant to the 2020 Notes in the event the Company is required to make certain make-whole payments as provided in the 2020 Notes Indenture.

The 2020 Notes are convertible into shares of the Company’s common stock, subject to certain terms and conditions. The initial conversion price of the 2020 Notes is equal to $0.7359 per share of common stock, or 1.3589 shares of common stock per $1 principal amount of 2020 Notes (the “Conversion Price”). In addition, upon certain equity financing transactions by the Company, the Holders will have a one-time right to reset the Conversion Price (the “Reset Provision”) (i) in the first ninety (90) days following the Exchange Date, at a 25% premium to the common stock price in the equity financing and (ii) after ninety (90) and to and including one hundred eighty (180) days following the closing of the Exchange, at a 35% premium to the common stock share price in the equity financing. Following an exercise of the Reset Provision, the Holders will also have a right to consent to certain equity financings by the Company during the one hundred eighty (180) days following the closing of the Exchange.

Each Holder has agreed not to convert its 2020 Notes into shares of Company common stock to the extent that, after giving effect to such conversion, the number of shares of common stock beneficially owned by such Holder and its affiliates would exceed 4.99% of Company common stock outstanding at the time of such conversion (the “4.99% Ownership Limitation”); provided that a Holder may, at its option and upon sixty-one (61) days’ prior notice to the Company, increase such threshold to 9.99% (the “9.99% Ownership Limitation”). If a conversion of 2020 Notes by Whitebox would exceed the 4.99% Ownership Limitation or the 9.99% Ownership Limitation, as applicable, the Purchase Agreement contains a provision granting the holder a fully funded prepaid warrant for such common stock with a term of nine months, subject to a 6 month extension, which it can draw down from time to time.

Other than as set forth in the Reset Provision, the 2020 Notes will not contain any anti-dilution adjustments for future equity issuances that are below the Conversion Price, and adjustments to the Conversion Price would only generally be made in the event that there is a dividend or distribution paid on shares of the Company’s common stock, a subdivision, combination or reclassification of the Company’s common stock, or at the discretion of the Board of the Company in limited circumstances and subject to certain conditions.

The 2020 Notes are secured by a lien on substantially all of the assets of the Company and the Guarantors, including intellectual property and real property, and is guaranteed by the Guarantors.

The Indenture contains customary affirmative and negative covenants for agreements of this type and events of default, including, restrictions on disposing of certain assets, granting or otherwise allowing the imposition of a lien against certain assets, incurring certain amounts of additional indebtedness, making investments, acquiring or merging with another entity, and making dividends and other restricted payments, unless the Company receives the prior approval of the required holders. The Indenture also contains limitations on the ability of the holder to assign or otherwise transfer its interest in the 2020 Notes.

In connection with transactions described above, on June 20, 2017, the Company also entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement registering the shares underlying the Option Notes or issuable relating to the Option Notes within the date that is the earlier of thirty-five (35) calendar days (if all of the Registrable Securities (as defined in the Registration Rights Agreement) are to be registered on a Form S-3) or forty-five (45) days (if all of the Registrable Securities are to be registered on a Form S-1), in each case after (i) the Option Closing Date (as defined in the Purchase Agreement), if the Purchase Option is exercised in full and (ii) ninety (90) days after the Exchange Date if the Purchase Option is partially exercised.

The foregoing descriptions of the Indenture and the Registration Rights Agreement, and the transactions contemplated thereby, do not purport to be complete and are subject to, and are qualified in their entirety by, the full text of such agreements, copies of which are attached hereto as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference.

The Company issued the 2020 Notes to an “accredited investor,” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration under Section 3(a)(9) under the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Indenture, dated June 20, 2017, by and among Gevo, Inc., the guarantors party thereto, and Wilmington Savings Fund Society, FSB, as trustee and as collateral trustee.
4.2	Registration Rights Agreement, dated June 20, 2017, by and among Gevo, Inc. and the investors named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEVO, INC.

Dated: June 20, 2017	By:	/s/ Geoffrey T. Williams, Jr.
Geoffrey T. Williams, Jr.
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated June 20, 2017, by and among Gevo, Inc., the guarantors party thereto, and Wilmington Savings Fund Society, FSB, as trustee and as collateral trustee.
4.2	Registration Rights Agreement, dated June 20, 2017, by and among Gevo, Inc. and the investors named therein.